TRUST AND INDEMNITY AGREEMENT

THIS TRUST AND INDEMNITY AGREEMENT (this "Agreement") is made on September 20, 2007

BETWEEN

SMOOTH GLOBAL (BEIJING) TELECOM SCIENCE LIMITED (hereinafter called the “Beneficiary")
AND
JIN Yanfang (hereinafter called the “Trustees")
AND
WANG Yanxia (hereinafter called the “Trustees")

WHEREAS

(1)	the Beneficiary is the beneficial owner of the shares (the "Shares") of a company (the "Company") specified the First Schedule hereto
(2)	the Beneficiary has requested Trustees to register the Shares in the Trustee's name
(3)	the Trustees agreed to be appointed director and also to hold the Shares
(4)	the registration as aforesaid was made to the Trustees as nominees of the Beneficiary and it was agreed that the Trustees should execute such declaration oftrust as is hereinafter contained.

NOW THIS AGREEMENT WITNESSETH as follows:

(l)
The Trustees hereby declare that they holds the Shares and all dividends and interest that accrue upon the same or any of them in trust for the Beneficiary and its successors in interest. The Trustees agree to transfer, pay and deal with the Shares and the dividends and interest payable in respect of the same in such manner as theBeneficiary shall from time to time direct in writing.

(2)
The Trustees will at the request of the Beneficiary or its successor in interest attendall meetings of shareholders of otherwise which they shall be entitled to attend byvirtue of being the registered proprietor of the Shares or any of them and will voteat every such meeting in such manner as the Beneficiary or its successors in interestshall have previously directed in writing and, in default of such direction, at thediscretion of the Trustees and further will if so required by the Beneficiary or itssuccessors in interest execute proxies or other documents which shall be necessaryor proper to enable Beneficiary or its personal representatives ortheir nominees to vote at any such meeting in the place of the Trustees.

(3)
The Trustees shall upon request provide the Beneficiary or its successor in interestwith such information as may be available to the Trustees as a shareholder withregard to the operation of the Company.

(4)
The Beneficiary hereby covenants and undertakes with the Trustees that it will indemnify the Trustees against all costs, claims, expenses and liabilities of whatsoever nature arising out of the holding of the Shares or from serving as an officer or director and/or other executive position(s) of the Company onbehalf of the Beneficiary.

(5)	This Agreement shall be governed by the laws of The People’s Republic of China.

(6)
In the event of any dispute or disputes arising from the interpretation of the provisions of this Agreement, the parties hereto jointly and severally agree to resolve the dispute or disputes, if any, by means of legally binding arbitration in Beijing International Arbitration Center.

(7)
The Trustees shall be authorized to act jointly but not individually unless one Trustee specifically authorizes individual action by the other Trustee.  In the event that a Trustee becomes unable to serve as Trustee for any reason, the remaining Trustee shall notify the Beneficiary of the inability, and the Beneficiary shall appoint a replacement Trustee.  The remaining Trustee may act individually during the period from the notice to the appointment of the replacement Trustee unless otherwise directed by the Beneficiary.

(8)
A direction given to the Trustees by any executive officer of the Beneficiary shall be effective as authority to act under this agreement if it purports to represent an instruction given by the Board of Directors of the Beneficiary.

(9)
The Beneficiary may terminate this agreement at any time by giving written   notice of termination to the Trustees. Upon receipt of notice of termination, the Trustees will cause title to the Shares to be promptly transferred to the Beneficiary.

(10)
The Beneficiary may replace either of both of the Trustees at any time by giving   written notice to the Trustees of the identity and address of the replacement Trustee(s). Upon receipt of the notice, the Trustees will cause title to the Shares to be promptly transferred to the replacement Trustee.

(11)
The Beneficiary may assign its rights under this agreement by giving written notice to the Trustees of the replacement Beneficiary, and the Trustees shall afford to the assignee all of the rights and privileges afforded to the Beneficiary hereunder.

(12)	Any notice given hereunder shall be given by actual delivery to the noticed party at the addresses set forth below or such other address as the noticed party shall provide.

If to Jin Yanfang, to:
Room 102, Unit 13, Building 24, Shuanghui Area,
Chaoyang District, Beijing 100024, P.R.China

If to Wang Yanxia, to:
Room 102, Unit 13, Building 24, Shuanghui Area,
Chaoyang District, Beijing 100024, P.R.China

If to the Beneficiary, to:
#28 Tianzhu Road Area A Tianzhu Airport Industrial Zone,
Shunyi District, Beijing 101300, P.R.China

IN WITNESS WHEREOF the parties hereto have now set their seals on the day and in the year before mentioned.

/s/ Jin Yanfang	/s/ Wang Yanxia
JIN Yanfang	WANG Yanxia

Smooth Global (Beijing) Telecom Science Limited

By: /s/ Zhang Yanyan
Print: ZHANG Yanyan

Witness to the signature(s) of the Beneficiary:

Witness's name:

/s/ Wang Ze
Print: WANG Ze
Attorney at Law
Certificate No: W0119941100770

Address:
6F International Harbor Building,
Dongsanhuan North Road,
Chaoyang District,
Beijing 100027, P.R.China

DECLARATION OF TRUST

We：
JIN Yanfang (PRC ID: 230102410820072)
and
WANG Yanxia (PRC ID: 110105196503081122)

Address：Room 102, Unit 13, Building 24, Shuanghui Area,
Chaoyang District, Beijing 100024, P.R.China

Hereby solemnly and sincerely declare follows:

1.
THAT the shares now standing in our names represent 100% of registered capital Numbered of 鑫首家(北京)信息服务有限公司 Beijing GRT Information Services Limited (hereinafter called “the Share”), a limited companyIncorporated under the Laws of the People's Republic of China whose registered office is at 6F Blue Sky Mansion, Tianzhu Airport Industrial Zone, Shunyi District, Beijing 101300, P.R.China do not belong to us butto Smooth Global (Beijing) Telecom Science Limited (hereinafter called ‘the Beneficial Owner’ which expression shallInclude its successors in interest and assigns), a limited company incorporated under the Laws of the People's Republic of China whose registered office is at at #28 Tianzhu Road, Area A, Tianzhu Airport Industrial Zone, Shunyi District, Beijing 101300, P.R.China

2.
THAT we hold the Shares and all dividends and interests accrued or to accrue in trust for theBeneficial Owner and I/we undertake transfer and deal, in all respects, to pay the Sharesand any dividends, interest and other benefits thereon and accretions thereto in such manneras the Beneficial Owner shall from time to time direct.

3.	THAT we undertake, when called upon to do so by the Beneficial Owner, to transfer the Share to the Beneficial owner or as the Beneficial owner may direct

4.
THAT we undertake that I/we will at the request of the Beneficial Owner attend by virtue ofbeing the registered holder of the Share and will vote at any such meetings in such manner asdirected by the Beneficial Owner.

IN WITNESS WHEREOF the parties hereto have now set their seals on the day and in the year before mentioned.

/s/ Jin Yanfang	/s/ Wang Yanxia
JIN Yanfang	WANG Yanxia

IN WITNESS WHEREOF this Declaration was executed this September 20, 2007

Witness to the signatures of the Beneficiary:

Witness’s name:

/s/ Wang Ze
Print: WANG Ze
Attorney at Law
Certificate No: W0119941100770

Address:
6F International Harbor Building,
Dongsanhuan North Road,
Chaoyang District, Beijing 100027, P.R.China

FIRST SCHEDULE

Class of Shares: Ordinary
Percentage Share of Capital: 100%

In Beijing GRT Information Services Limited 鑫首家(北京)信息服务有限公司
incorporated under the Laws of the People's Republic ofChina whose registered office is at 6F Blue Sky Mansion, Tianzhu Airport Industrial Zone, Shunyi District, Beijing 101300, P.R.China and its registered Certificate No. is 1102222837401